Exhibit 10.48

WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO THE APPLICABLE TERMS OF THE LLC AGREEMENT (AS DEFINED HEREIN).  NO SALE, ASSIGNMENT, CONVEYANCE, GIFT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER TRANSFER OF THIS WARRANT CERTIFICATE OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE LLC AGREEMENT. A COPY OF THE LLC AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Warrant Certificate No.:	[•]

Issue Date:	August 28, 2015

FOR VALUE RECEIVED, Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), hereby certifies that [•]or any of its registered assigns (collectively, the “Holder”) is entitled to purchase from the Company an aggregate number of duly authorized, validly issued, fully paid and nonassessable shares of the Company’s Common Units equal to the Warrant Units Issuable (defined below) at the applicable per unit Exercise Price (defined below), all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate.  Certain capitalized terms used herein are defined in Section 1.

This Warrant Certificate has been issued pursuant to the terms of the Credit Agreement, dated as of August 28, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Kadmon Pharmaceuticals, LLC (“Pharma”), as the borrower, the guarantors party thereto and Perceptive Credit Opportunities Fund, LP, PCOF Partners Capital Fund, LP, and GoldenTree Credit Opportunities, LP (“GoldenTree”), as the lenders.

Section 1.              Definitions.  The following terms when used herein have the following meanings:

“Additional Compensation” has the meaning set forth in Section 13(a).

“Additional Compensation Shares” has the meaning set forth in Section 13(a).

GT

“Aggregate Exercise Price” means, with respect to any exercise of this Warrant Certificate for Warrant Units, an amount equal to the product of (i) the number of Warrant Units in respect of which this Warrant Certificate is then being exercised pursuant to Sections 3, multiplied by (ii) the Exercise Price in effect as of the applicable Exercise Date in accordance with the terms of this Warrant Certificate.

“Anticipated Sale” has the meaning set forth in Section 3(j).

“Arbiter” has the meaning set forth in Section 3(k).

“Bloomberg” has the meaning set forth within the definition of VWAP.

“Board” means the board of directors or board of managers of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

“Cashless Exercise” has the meaning set forth in Section 3(b).

“Common Units” means the Company’s Class A Units (as defined in the LLC Agreement) and any capital stock or other equity interest into which such Common Units shall have been converted, exchanged or reclassified following the date hereof.

“Common Units Deemed Outstanding” means, at any time of determination, calculated assuming that the aggregate equity value of the Company is $900,000,000, the sum of (i) the number of Common Units actually outstanding at such time, plus (ii) the number of Common Units issuable upon exercise of in-the-money Options actually outstanding at such time, plus (iii) the number of Common Units issuable upon conversion or exchange of in-the-money Convertible Securities actually outstanding at such time (treating as actually outstanding any in- the-money Convertible Securities issuable upon exercise of such in-the-money Options actually outstanding at such time), in each case, regardless of whether such Options or Convertible Securities are actually exercisable at such time; provided that Common Units Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Company” has the meaning set forth in the preamble.

“Convertible Debt Documents” means that certain Third Amended and Restated Senior Secured Convertible Credit Agreement, dated as of the date hereof, among Pharma, the guarantors from time to time party thereto, Macquarie US Trading LLC, as Administrative Agent, and the lenders from time to time party thereto and that certain Second Lien Convertible PIK Notes due 2019, dated as of the date hereof, issued by Pharma to the purchasers party thereto.

“Convertible Securities” means any debt, equity or other securities that are, directly or indirectly, convertible into or exchangeable for Common Units.

“Credit Agreement” has the meaning set forth in the preamble.

“Credit Agreement Warrant Certificate” means each Warrant Certificate (as defined in the Credit Agreement) delivered pursuant to Section 6.01(g)(iv) of the Credit Agreement, as amended, replaced, supplemented, divided, combined or otherwise modified pursuant to the terms thereof.

“Deemed Per Share Equity Value” means, as of any time of determination, the quotient of (x) $900,000,000 divided by (y) all Common Units Deemed Outstanding.

“Delivery Deadline” means (i) in the case of Warrant Units to be issued upon exercise of this Warrant Certificate, five (5) Business Days after delivery of an Exercise Certificate in respect of such exercise, (ii) in the case Unlegended Shares requested by the Holder to be issued upon satisfaction of the Unrestricted Conditions, ten (10) Business Days after delivery of such request by the Holder pursuant to Section 12(a)(iii), and (iii) in the case of Additional Compensation Shares, five (5) Business Days following the last day of each calendar month during which an Event of Failure occurred or was continuing, as provided in Section 13(b).

“Delivery Failure” means the failure by the Company, for any reason, to deliver Warrant Units, Unlegended Shares or Additional Compensations Shares, as the case may be, to the Holder or its designee on or prior to the applicable Delivery Deadline for such shares.

“DTC” means the Depository Trust Company.

“DWAC” has the meaning set forth in Section 3(i).

“Early Redemption” has the meaning set forth in Section 14.

“Event of Default” means any of the following events or circumstances: (i) the occurrence of a Section 6 Failure that remains uncured for a period of more than sixty (60) days, (ii) the occurrence of any Delivery Failure that remains uncured for a period of more than sixty (60) days, (iii) the occurrence of a Transfer Delivery Failure that remains uncured for a period of thirty (30) days, (iv) the failure of the Company to pay any Additional Compensation payable in cash when due pursuant to Section 13(b), or (v) a breach by the Company, at any time after it has converted into a corporation, of any of its obligations under Sections 3(f), (h), (i) or (j) hereof, in each case, that has not been cured or waived on or before the fifth (5th) Business Day following written notice thereof to the Company from the Holder.

“Event of Failure” means (i) the occurrence of a Delivery Failure, (ii) the occurrence of a Transfer Delivery Failure or (iii) the occurrence of a Section 6 Failure.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Certificate” has the meaning set forth in Section 3(a)(i).

“Exercise Date” means, for any given exercise of this Warrant Certificate, whether in whole or in part, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Eastern time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Certificate and the applicable Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2(a).

“Exercise Price” means, subject to adjustment pursuant to Sections 4(a) and 4(b)(i)(2), a price per Warrant Unit equal to (i) if a Qualified Public Offering has occurred prior to the Exercise Price being set in accordance with the following clause (ii), 85% of the price per Warrant Unit in such offering, or (ii) if the Holder has elected (in its sole discretion) upon written notice to the Company during any Recurring Period prior to the occurrence of a Qualified Public Offering, the lesser of (x) 85% of the Deemed Per Share Equity Value, and (y) the lowest price per Warrant Unit in any equity financing for cash raised by the Company after the Issue Date.

“Expiry Date” has the meaning set forth in Section 2(a).

“Failure Notice” has the meaning set forth in Section 13(a).

“Fair Market Value” means, (i) as of any particular Trading Day, (x) the VWAP of the Common Units for such day or (y) if there have been no sales of the Common Units on any Trading Market on any such day, the average of the highest bid and lowest asked prices for the Common Units on all applicable Trading Markets at the end of such day, or (ii) if at any time the Common Units are not listed, quoted or otherwise available for trading, the “Fair Market Value” of the Common Units shall be the fair market value per share as determined jointly by the Board and the Requisite Holders.

“FAST” has the meaning set forth in Section 3(i).

“Fundamental Change” means any event or circumstance that constitutes or results in (i) a Change in Control, as defined in the Credit Agreement (as in effect as of the date hereof) or (ii) the liquidation, bankruptcy, dissolution or winding-up (or the occurrence of any analogous proceeding) of the Company.

“GoldenTree” has the meaning set forth in the preamble.

“Holder” has the meaning set forth in the preamble.

“Initial Amount” means $[•].

“Inspectors” has the meaning set forth in Section 6(c)(viii).

“Issue Date” has the meaning set forth in the preamble.

“Legend Removal Failure” means the failure of the Company to comply with Section 12(a)(iii).

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Kadmon Holdings, LLC, dated as of June 27, 2014, as amended from time to time.

“Loan” has the meaning set forth in the Credit Agreement (as in effect on the date hereof).

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Units or Convertible Securities.

“OTC Bulletin Board” means the National Association of Securities Dealers, Inc. OTC Bulletin Board.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Pharma” has the meaning set forth in the preamble.

“Purchase Rights” has the meaning set forth in Section 5.

“Qualified IPO” means a sale, in a firm commitment underwritten public offering pursuant to a Registration Statement, of Common Units, as a result of which offering the Company receives gross cash proceeds of at least $50,000,000.

“Records” has the meaning set forth in Section 6(c)(viii).

“Recurring Period” means, until a Qualified Public Offering has occurred, (i) the period from July 1, 2016 through August 31, 2016 and (ii) each period from July 1 through August 31 and from January 1 through the last day of February thereafter until the seventh anniversary of the Issue Date.

“Redemption Amount” has the meaning set forth in Section 14.

“Redemption Notice” has the meaning set forth in Section 14.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any Common Units, including the prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Requisite Holders” means, at any time of determination, Persons that, in the aggregate, own or otherwise hold more than fifty percent (50%) of the Warrant Units issuable upon exercise of all outstanding Credit Agreement Warrant Certificates at such time of determination.

“Rule 144” has the meaning set forth in Section 3(b).

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Section 4 Event” has the meaning set forth in Section 4(b)(i).

“Section 6 Failure” means the occurrence of a breach by the Company of its obligations under Section 6 hereof (including the Company’s failure to register the Holder’s Warrant Units pursuant to the customary piggyback rights to be granted to the Holder pursuant to Section 6(a)) that remains uncured for a period of more than five (5) Business Days following written notice thereof to the Company from the Holder.

“Securities Act” means the Securities Act of 1933, as amended.

“Substitute Property” has the meaning set forth in Section 4(b)(i)(1).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means, with respect to the Common Units, Nasdaq or, if the Common Units are not listed on Nasdaq, such other principal US exchange or market (including the OTC Bulletin Board) on which the Common Units are quoted or available for trading.

“Transfer Agent” has the meaning set forth in Section 3(c)(ii).

“Transfer Delivery Failure” means the failure of the Company to effect a transfer of this Warrant Certificate as provided pursuant to Section 8 within five (5) Business Days following delivery by the Holder of an Assignment in substantially the form attached hereto as Exhibit B.

“Unrestricted Conditions” has the meaning set forth in Section 12(a)(ii).

“VWAP” means, for any security as of any day or period of days (as the case may be), the volume weighted average sale price on Nasdaq as reported by, or based upon data reported by Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Holder and the Company (collectively, “Bloomberg”) or, if Nasdaq is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg or, if no volume weighted average sale price is reported for such security by Bloomberg, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc.; provided that if VWAP cannot be calculated for such security on such date in the manner provided above, the VWAP shall be the Fair Market Value as determined jointly by the Board and the Requisite Holders.

“Warrant Certificate” means this Warrant Certificate and all subsequent warrant certificates issued upon division, combination or transfer of, or in substitution for, this Warrant Certificate.

“Warrant Register” has the meaning set forth in Section 7.

“Warrant Unit” means (i) a Common Unit or other capital stock or equity interest of the Company (or its successors) or (ii) upon the occurrence of a Section 4(b) Event, the Substitute Property received in respect of a Common Unit in such Section 4(b) Event by the holders of Common Units, in each case (for purposes of clauses (i) and (ii) hereof) then purchasable upon exercise of this Warrant Certificate in accordance with the terms hereof.

“Warrant Units Issuable” means, as of any time of determination, such number of Warrant Units as has an aggregate Exercise Price equal to the Initial Amount.

Section 2.              Term of Warrant Certificate; Cash Payments to Holder, etc.

(a)           Subject to the terms and conditions hereof, at any time or from time to time (i) on or after the earliest to occur of (x) the occurrence of a Qualified IPO, (y) the occurrence of a Fundamental Change and (z) July 1, 2016 and (ii) prior to 5:00 p.m., Eastern time, on the day that is the seventh anniversary of the Issue Date or, if such day is not a Business Day, on the next preceding Business Day (such day, as the case may be, being the “Expiry Date”), the Holder of this Warrant Certificate may exercise this Warrant Certificate for all or any part of the Warrant Units purchasable hereunder, subject to adjustment as provided herein (such period during which the Holder may exercise this Warrant Certificate being the “Exercise Period”).  Notwithstanding the termination of the Holder’s right to exercise this Warrant Certificate after the Exercise Period, any other obligations of a party hereto that are due but unpaid or unperformed as of (and including) the last day of the Exercise Period shall continue to be payable or performable, as the case may be, until satisfied in full.

(b)           Any term or provision of this Warrant Certificate to the contrary notwithstanding, so long as any principal amount of any indebtedness remains outstanding under the Convertible Debt Documents,  the Company shall not make any cash payments to the Holder in respect of this Warrant Certificate; provided that the Company covenants and agrees that it will not amend, restate, extend or otherwise modify any Convertible Debt Document if the effect of such amendment, restatement, extension or modification, directly or indirectly, would be to both (i) extend the final maturity date (or equivalent) of any such principal amount of indebtedness outstanding under any Convertible Debt Document and (ii) cause the time when such cash payments would be permitted to be made to the Holder in respect of this Warrant Certificate to be extended beyond the original final maturity date (or equivalent) of such principal amount of indebtedness as in effect on the Issue Date.  Any amounts otherwise payable hereunder that cannot be paid by the Company as a result of outstanding indebtedness under any Convertible Debt Document shall (without duplication hereunder) accrue interest at a rate of 17% per annum from the date such payment would otherwise be due and payable hereunder until the date such payment is actually made.

Section 3.              Exercise of Warrant Certificate.

(a)           Exercise Procedure. This Warrant Certificate may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Units, upon:

(i)            delivery to the Company at its then principal executive office of (A) this Warrant Certificate and (B) an Exercise Certificate in the form attached hereto as Exhibit A (each, an “Exercise Certificate”), duly completed (including specifying the number of Warrant Units to be purchased) and executed; and

(ii)           payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)           Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Certificate, by any of the following methods:

(i)            by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)           by instructing the Company to withhold a number of Warrant Units then issuable upon exercise of this Warrant Certificate with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;

(iii)          by surrendering to the Company (x) Warrant Units previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price or (y)  any debt of the Company (including Common Units) having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value shall be the principal amount thereof plus accrued and unpaid interest); or

(iv)          any combination of the foregoing.

In the event of any withholding of Warrant Units or surrender of other equity securities pursuant to Section 3(b)(ii), (iii) or (iv) (solely to the extent of such withholding or surrender, a “Cashless Exercise”) where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Units, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with Section 3(b)(iii)(y).

To the extent permitted by applicable law, for purposes of Rule 144 under the Securities Act (“Rule 144”), it is acknowledged and agreed that (i) the Warrant Units issuable upon any exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have been acquired on the Issue Date, and (ii) the holding period for any Warrant Units issuable upon the exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have commenced on the Issue Date.

(c)                                  Delivery of Stock Certificates.

(i)                                     With respect to any exercise of this Warrant Certificate by the Holder, upon receipt by the Company of an Exercise Certificate and delivery of the Aggregate Exercise Price (in accordance with Section 3(b)), the Company shall, on or before the applicable Delivery Deadline, issue and deliver (or cause its Transfer Agent to issue and deliver) in accordance with the terms hereof to the Holder that number Warrant Units for the portion of this Warrant Certificate so exercised on such date, together with cash in lieu of any fraction of a share, as provided in Section 3(d). The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Certificate and shall be registered in the name of the Holder or, subject to compliance with Section 8, such other Person’s name as shall be designated in the Exercise Certificate.  This Warrant Certificate shall be deemed to have been exercised and such certificate or certificates of Warrant Units shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Units for all purposes, as of the Exercise Date.

(ii)                                  Upon the exercise of this Warrant Certificate in whole or in part, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Company’s transfer agent (if any) (the “Transfer Agent”) shall issue Warrant Units in the name of the Holder (or its nominee) or such other Persons as designated by the Holder (in compliance with Section 8) and in such denominations to be specified in the applicable Exercise Certificate.

(iii)                               In addition to any other remedies which may be available to the Holder pursuant to Section 14 or otherwise, in the event of any Delivery Failure relating to the issuance of Warrant Units upon exercise of this Warrant Certificate, the Holder will be entitled to revoke all or part of the relevant Exercise Certificate by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such Exercise Certificate, except that Additional Compensation shall be payable through the date notice of revocation or rescission is given to the Company as provided in Section 13.

(d)                                 Fractional Shares.  The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant Certificate. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)                                  Surrender of this Warrant Certificate; Delivery of New Warrant Certificate.

(i)                                     In case any exercise of this Warrant Certificate is in part only, a new Warrant Certificate or Warrant Certificates, dated the date hereof, of like tenor and exercise terms and conditions and covering (in the aggregate on the face or faces thereof) the number of Warrant Units equal (without giving effect to any subsequent adjustment thereof) to the number of Warrant Units set forth on the face of this Warrant Certificate (as adjusted pursuant to the terms hereof through the applicable exercise date) minus the number of such Common Units designated by the applicable Holder upon such exercise.

(f)                                   Valid Issuance of Warrant Certificate and Warrant Units; Payment of Taxes.  With respect to the exercise of this Warrant Certificate, the Company hereby represents, covenants and agrees:

(i)                                     This Warrant Certificate is, and any Warrant Certificate issued in substitution for or replacement of this Warrant Certificate shall be, upon issuance, duly authorized and validly issued.

(ii)                                  All Warrant Units issuable upon the exercise of this Warrant Certificate (or any substitute or replacement Warrant Certificate) pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Units are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)                               The Company shall take all such actions as may be necessary to ensure that all such Warrant Units are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any foreign or domestic securities exchange upon which Common Units or other securities constituting Warrant Units may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)                              The Company shall cause the Warrant Units, immediately upon such exercise, to be listed on any Trading Market upon which Common Units or other securities constituting Warrant Units are listed at the time of such exercise.

(v)                                 The Company shall pay all expenses in connection with the issuance or delivery of Warrant Units upon exercise of this Warrant Certificate; provided that notwithstanding any other provision hereof, the Company shall not be responsible for the payment of any taxes, levies or other similar charges in respect of the issuance or delivery of the Warrant Units upon exercise of this Warrant Certificate other than any and all stamp, excise or similar taxes imposed by a governmental authority that may be payable in respect of such issuance or delivery.

(g)                                  Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant Certificate is to be made in connection with a public offering, a Fundamental Change or any sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)                                 Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Units or other securities constituting Warrant Units, solely for the purpose of issuance upon the exercise of this Warrant Certificate, the maximum number of Warrant Units issuable upon the exercise of this

Warrant Certificate, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Units receivable upon the exercise of this Warrant Certificate above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Units upon the exercise of this Warrant Certificate.

(i)                                     Delivery of Electronic Shares. In the event that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder and in lieu of delivering physical certificates representing any Common Units (including any Warrant Units) to be delivered under or in connection with this Warrant Certificate, the Company shall use its commercially reasonable best efforts to cause the Transfer Agent to electronically transmit such Common Units to the Holder by crediting the account of the Holder’s prime broker with the DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(j)                                    Make Whole.  In addition to any other rights available to the Holder, if as a result of a Delivery Failure in respect of Warrant Units the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases Common Units to deliver in satisfaction of a sale anticipated to be made by the Holder of all or portion of such Warrant Units which are the subject of such Delivery Failure (an “Anticipated Sale”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Units so purchased exceeds (y) an amount equal to the product of (A) the number of Warrant Units that the Holder anticipated to sell in such Anticipated Sale, multiplied by (B) the Exercise Price that would have been payable for such Warrant Units, and (ii) at the option of the Holder, either reinstate the portion of this Warrant Certificate and equivalent number of Warrant Units in respect of which such Delivery Failure occurred or deliver to the Holder the number of Warrant Units that would have been issued had the Company timely complied with its obligations hereunder to issue such Warrant Units upon such exercise. The Holder shall provide the Company written notice indicating the amounts payable to the Holder, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit the Holder’s right to receive Additional Compensation pursuant to Section 13 or pursue any other remedies available to it hereunder at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to any Delivery Failure.

(k)                                 Dispute Resolution. In the case of any dispute as to the determination of any closing sales price or VWAP of the Company’s Common Units, the arithmetic calculation of the Exercise Price or any other computation required to be made hereunder, in the event the Holder and the Company are unable to settle such dispute within five (5) Business Days, then either party may elect to submit the disputed matter(s) to KPMG or another independent banking, accounting or other knowledgeable financial services firm mutually agreeable to the Requisite Holders and the Company for resolution (the “Arbiter”). The Arbiter’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error, and the Company and the Holder shall each pay one half of the fees and costs of the Arbiter.

Section 4.                                          Adjustment to Exercise Price and Number of Warrant Units. In order to prevent dilution or enlargement of the purchase rights granted under this Warrant Certificate, the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 4.

(a)                                 Adjustment to Exercise Price and Warrant Units Upon Dividend, Subdivision or Combination of Common Units. If the Company shall, at any time or from time to time after the date the Exercise Price has been established, (i) pay a dividend or make any other distribution upon the Common Units or any other capital stock of the Company payable in Common Units or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Units issuable upon exercise of this Warrant Certificate shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding Common Units into a smaller number of units, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Units issuable upon exercise of this Warrant Certificate shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.  Any term or provision hereof to the contrary notwithstanding, the Company shall not take or permit to occur any action or event described in this clause (a) unless it has given at least five (5) Business Days prior written notice (prepared in reasonable detail) thereof to the Holder.

(b)                                 Adjustment to Exercise Price and Warrant Units Upon Reorganization, Reclassification, Consolidation or Merger.

(i)                                     Unless the Holder otherwise provides its prior written consent (in its sole discretion), in the event of any (A) capital reorganization of the Company, (B) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of units), (C) Fundamental Change, (D) conversion of the Company to a corporation or (E) other similar transaction (other than any such transaction covered by Section 4(d)), in each case which entitles the holders of Common Units to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Units (collectively, a “Section 4(b) Event”):

(1)                                 this Warrant Certificate shall, immediately after giving effect to any such Section 4(b) Event, (x) remain outstanding and (y) thereafter be exercisable for Warrant Units Issuable consisting of the stock, other securities or assets of the Company or of the successor Person resulting from such Section 4(b) Event (collectively, “Substitute Property”); and

(2)                                 if necessary, appropriate adjustment shall be made with respect to the Holder’s rights under this Warrant Certificate to insure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant Certificate in relation to any Substitute Property thereafter acquirable upon exercise of this Warrant Certificate.

The provisions of this Section 4(b) shall similarly apply to successive Section 4(b) Events.

(ii)                                  Notwithstanding anything to the contrary contained herein, with respect to any Section 4(b) Event or other transaction contemplated by this Section 4, the Holder shall have the right to elect, prior to the consummation of such event or transaction, to exercise its rights under Section 3 instead of giving effect to Section 4(b)(i).

(c)                                  Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant Certificate so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided that, without the consent of the Holder, no such adjustment pursuant to this Section 4(c) shall increase the Exercise Price or decrease the number of Warrant Units issuable to an extent greater than would result from the implementation of the adjustments provided pursuant to this Section 4.

(d)                                 Certificate as to Adjustment.

(i)                                     As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than three Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)                                  As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than three Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Units or the amount, if any, of other units of stock, securities or assets then issuable upon exercise of this Warrant Certificate.

(e)                                  Notices. In the event that the Company shall take a record of the holders of its Common Units (or other capital stock or securities at the time issuable upon exercise of this Warrant Certificate):

(i)                                     for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any units of capital stock of any class or any other securities, or to receive any other security; or

(ii)                                  approving or enabling any capital reorganization of the Company, any reclassification of the Common Units of the Company or any Fundamental Change;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least thirty (30) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such Fundamental Change is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Units (or such other capital stock or securities at the time issuable upon exercise of this Warrant Certificate) shall be entitled to exchange their Common Units (or such other capital stock or securities) for securities or other property deliverable upon such Fundamental Change, and the amount per share and character of such exchange applicable to this Warrant Certificate and the Warrant Units.

Section 5.                                          Purchase Rights. In addition to any adjustments pursuant to Section 4, if at any time the Company grants, issues or sells (other than in an Excluded Issuance) any Common Units, Options, Convertible Securities or rights to purchase capital stock, securities or other property pro rata to the record holders of Common Units (the “Purchase Rights”), then the Holder shall be entitled (but not required) to acquire, upon the same terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired (determined on a pro rata basis) if the Holder had held the number of Warrant Units acquirable upon complete exercise of this Warrant Certificate immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Units are to be determined for the grant, issue or sale of such Purchase Rights.

Section 6.                                          Registration Rights.

(a)                                 Piggyback Rights.  If a Qualified IPO has been consummated, the Company shall grant customary piggyback registration rights to the Holder on substantially the same terms as those granted to the Company’s members pursuant to the LLC Agreement.

(b)                                 Rule 144 Compliance.  With a view to making available to the Holder the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company shall at all times after a Qualified Public Offering:

(i)        make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)          use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)           furnish to the Holder so long as the Holder owns this Warrant Certificate or Warrant Units, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such Holder may reasonably request in connection with the sale thereof without registration and otherwise facilitate such sale by the Holder in reliance on Rule 144 including by obtaining, at the Company’s expense, any opinions of counsel that may be necessary in connection therewith (provided that the Holder provides, at Holder’s expense, any information or certifications reasonably requested in connection therewith).

(c)                                  Preservation of Rights. After the Issue Date, the Company shall not grant any registration rights to third parties which are more favorable than the rights granted hereunder without granting the same rights to the Holder.

Section 7.                                          Warrant Register. The Company shall keep and properly maintain at its principal executive offices a register (the “Warrant Register”) for the registration of this Warrant Certificate and any transfers thereof.  The Company may deem and treat the Person in whose name this Warrant Certificate is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant Certificate effected in accordance with the provisions of this Warrant Certificate.

Section 8.                                          Transfer of Warrant Certificate.

(a)                                 Subject to Section 12 and Section 8(b) hereof, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant Certificate to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer, stamp, excise, and other similar taxes in connection with the making of such transfer.

(b)                                 Any transfer or exchange of a Warrant Certificate or any Warrant Units must be made in strict compliance with the provisions of Section 9 of the LLC Agreement (subject to the proviso to the second following sentence). The certificates evidencing the Warrant Units shall bear all legends required under the LLC Agreement to the extent not in conflict with Section 12(a)(ii) hereof. The Company and the Holder each hereby acknowledges that this Warrant Certificate and the Warrant Units are subject to the provisions of the LLC Agreement; provided that any amendment or other modification after the Issue Date that would adversely affect the Holder’s rights of transfer or exchange shall require the Holder’s prior written consent. The Holder hereby agrees not to transfer the Warrant Units to any Person other than a Permitted Transferee (as that term is defined in the LLC Agreement) without the Company’s consent, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the Company acknowledges and agrees that the Holder may transfer this Warrant Certificate to (i) affiliates and limited partners of the Holder, (ii) members or stockholders, as applicable, of the Company or any of their respective affiliates or (iii) subject to the consent of the Company, not to be unreasonably withheld, one or more institutional investors.

(c)                                  Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant Certificate, if any, not so assigned and this Warrant Certificate shall promptly be cancelled. In connection with any transfer, the aggregate Warrant Units Issuable pursuant to the replacement Warrant Certificate(s) issued to the assignor and the Warrant Certificate(s) issued to the assignee(s) shall equal the amount of Warrant Units Issuable pursuant to the Warrant Certificate of the assignor immediately prior to such transfer.

(d)                                 The Holder agrees, in connection with the exercise of this Warrant Certificate, to enter into a customary lock-up arrangement prohibiting sales of the applicable Warrant Units for up to 180 days following a Qualified Public Offering. Following a Qualified Public Offering, with the exception of any such lock-up and restrictions under applicable law, there shall be no restrictions on the transfer of this Warrant Certificate or the Warrant Units.

Section 9.                                          The Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 4(c)(viii)), prior to the issuance to the Holder of the Warrant Units to which the Holder is then entitled to receive upon the due exercise of this Warrant Certificate, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of units of capital stock of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant Certificate shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant Certificate or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 9, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 10.                                   Replacement on Loss; Division and Combination.

(a)                                 Replacement of Warrant Certificate on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant Certificate for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Warrant Units as this Warrant Certificate so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Company for cancellation.

(b)                                 Division and Combination of Warrant Certificate.  Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or other assignment which may be involved in such division or combination, this Warrant Certificate may be divided or, following any such division of this Warrant Certificate, subsequently combined with other Warrant Certificates, upon the surrender of this Warrant Certificate or Warrant Certificates to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for this Warrant Certificate or Warrant

Certificates so surrendered in accordance with such notice. Such new Warrant Certificate or Warrant Certificates shall be of like tenor to the surrendered Warrant Certificate or Warrant Certificates and shall be exercisable in the aggregate for an equivalent number of Warrant Units as this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice.

Section 11.                                   No Impairment; “Most Favored Nation” Status.

(a)                                 Company shall not, by amendment of its Certificate of Incorporation or Bylaws, through any shareholders, voting or similar agreement, or through any reorganization (including conversion to a corporation), transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant Certificate.

(b)                                 Without limiting the foregoing, the Company agrees that it will not take any action, nor will it permit any action to be taken or event to occur, that would result in any of the relative rights or preferences of the Warrant Units (or any holder thereof in its capacity as such) being treated disproportionately adverse as compared to the relative rights and preferences of the Common Units (or any holder thereof in its capacity as such), including, without limitation, in respect of relative priority, liquidation rights or preferences, or rights in respect of dividends or distributions.

Section 12.                                   Compliance with the Securities Act.

(a)                                 Agreement to Comply with the Securities Act, etc.

(i)                                     Legend. The Holder, by acceptance of this Warrant Certificate, agrees to comply in all respects with the provisions of this Section 12 and the restrictive legend requirements set forth on the face of this Warrant Certificate and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant Certificate or any Warrant Units to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act.  Subject to clause (ii) below, this Warrant Certificate and all Warrant Units issued upon exercise of this Warrant Certificate (unless registered under the Securities Act) shall be stamped or imprinted with legends in substantially the following form:

“THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH UNITS IS EFFECTIVE   UNDER THE ACT AND IS QUALIFIED UNDER

APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

“THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO THE APPLICABLE TERMS OF THE LLC AGREEMENT (AS DEFINED HEREIN). NO SALE, ASSIGNMENT, CONVEYANCE, GIFT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER TRANSFER OF THIS WARRANT CERTIFICATE OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY  BE MADE EXCEPT IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE LLC AGREEMENT. A COPY OF THE LLC AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.”

(ii)                                  Removal of Restrictive Legends. Neither this Warrant Certificate nor any certificates evidencing Warrant Units or any other Common Units issuable or deliverable under or in connection with this Warrant Certificate shall contain any legend restricting the transfer thereof (including the legends set forth above in clause (i) above) in any of the following circumstances, subject to Section 8(d),: (A) at any time following a Qualified Public Offering or otherwise while a Registration Statement  covering the sale or resale of Warrant Units is effective under the Securities Act, (B) following any sale of this Warrant Certificate, any Warrant Units or any other Common Units issued or delivered to the Holder under or in connection herewith pursuant to Rule 144, (C) if this Warrant Certificate, Warrant Units or any other such Common Units are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC); provided that the conditions to the removal of the legend referred to in the next following paragraph have also been satisfied (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by such Transfer Agent to effect the issuance of Warrant Units or any other Common Units issuable or deliverable under or in connection with this Warrant Certificate, as applicable, without a restrictive legend or removal of the applicable legends hereunder.  If the Unrestricted Conditions are met at the time of issuance of this Warrant Certificate, the Warrant Units or such other Common Units, then this Warrant Certificate, Warrant Units or other Common Units, as the case may be, shall be issued free of all legends.

Notwithstanding the foregoing, this Warrant Certificate (and any certificates evidencing Warrant Units or any other Common Units issuable or deliverable under or in connection with this Warrant Certificate) shall continue to bear a legend substantially similar to the second legend set forth in Section 12(a)(i)  for so long as this Warrant Certificate (or such Warrant Units or other Common Units) are subject to transfer restrictions pursuant to the LLC Agreement (or, prior to the occurrence of any event described in Section 12(a)(ii), the shareholders agreement contemplated by the LLC Agreement)).

(iii)                               Replacement Warrant Certificate. The Company agrees that at such time as the Unrestricted Conditions have been satisfied it shall promptly (but in any event within 5 Business Days ) following written request from the Holder issue a replacement Warrant Certificate or replacement Warrant Units or replacement units in respect of such other Common Units, as the case may be, free of all restrictive legends.

(iv)                              Sale of Unlegended Units. The Holder agrees that the removal of the restrictive legend from this Warrant Certificate and any certificates representing securities as set forth in Section 12(a)(ii) above is predicated upon the Company’s reliance that the Holder will sell this Warrant Certificate or any such securities pursuant to either an effective registration statement or otherwise pursuant to the requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(b)                                 Representations of the Holder. In connection with the issuance of this Warrant Certificate, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant Certificate as follows:

(i)                                     The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant Certificate and the Warrant Units to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant Certificate or the Warrant Units, except pursuant to sales registered or exempted under the Securities Act.

(ii)                                  The Holder understands and acknowledges that this Warrant Certificate and the Warrant Units to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In addition, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)                               The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant Certificate and the Warrant Units. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant Certificate and the business, properties, prospects and financial condition of the Company.

Section 13.                                   Events of Failure.

(a)                                 Failure of Payment, etc. For so long as any Event of Failure continues, the Company hereby agrees to pay additional compensation (“Additional Compensation”) to the Holder (which, the parties agree, is to be treated as liquidated damages and not as a penalty) in the form of a per annum fee accruing at a rate of 17% per annum on an amount equal to the excess of  (i) the Initial Amount less (ii) the aggregate Exercise Price of all Warrant Units that have been issued upon any exercise of this Warrant Certificate at any time prior to the date on which the Holder delivers written notice to the Company of the occurrence of such Event of Failure (a “Failure Notice”). Additional Compensation shall continue to accrue until such Event of Failure has been cured or waived. Additional Compensation shall be paid in cash (if permissible) or, at the Company’s option, by increasing the Initial Amount by an amount equal to such accrued Additional Compensation (“Additional Compensation Units”). Additional Compensation is in addition to any Warrant Units that the Holder is entitled to receive upon exercise of this Warrant Certificate.

(b)                                 Payment of Accrued Additional Compensation. Additional Compensation shall be payable, whether in cash or by increase to the Initial Amount, as the case may be, on or before the fifth (5th) Business Day following the last day of each calendar month during which an Event of Failure has occurred or continued. Nothing herein shall limit the Holder’s right to pursue a claim for specific performance or injunctive relief. Notwithstanding the above, if a particular Event of Failure results in an Event of Default pursuant to Section 14 hereof, then the Additional Compensation in respect of such Event of Failure shall be considered to have been satisfied upon payment to the Holder of an amount equal to the greater of (i) the Additional Compensation and (ii) the Redemption Amount payable in accordance with Section 14.

Section 14.                                   Early Redemption. Upon the occurrence and during the continuance of any Event of Default, or at any time following the last day of the fifty first (51st) calendar month following the Issue Date, at the option of the Holder exercised by way of delivery of written notice to the Company (a “Redemption Notice”), the Holder shall have the right to terminate this Warrant Certificate and demand a redemption of the Warrant Units representing the then unexercised portion of this Warrant Certificate (an “Early Redemption”); provided that, in the event no Redemption Notice has been delivered prior to the last day of the Exercise Period, a Redemption Notice shall be deemed to have been delivered by the Holder on such last day for all purposes of this Section 14 (and without need of any further action on the part of the Holder). Upon the Holder’s election to cause an Early Redemption the Company shall be obligated to pay to the Holder, in full satisfaction of the Company’s obligations hereunder, an amount (the “Redemption Amount”) equal to the sum of (i) all accrued and unpaid Additional Compensation, if any, plus (ii) the product of (x) the number of Warrant Units representing the remaining unexercised portion of this Warrant Certificate (without duplication of any Additional Compensation Units, if any, covered in clause (i) above) multiplied by (y) the VWAP for the Company’s Common Units determined as of the date of such Redemption Notice. The Redemption Amount shall be payable in cash within three (3) Business Days following the date of delivery of the Default Notice. To the extent the Redemption Amount is not paid in full when due, the unpaid portion thereof shall accrue interest at a rate of 17% per annum until paid in full.

Section 15.                                   Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15).

If to the Company:	Kadmon Holdings, LLC
450 East 29th Street
New York, NY 10016
Attention: Steven N. Gordon
Facsimile: (212) 355-7855
E-mail: Steve@Kadmon.com

with a copy (which shall not constitute effective notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
	Attention:	Sidney Burke
	Facsimile:	212.335.4501
E-mail: sidney.burke@dlapiper.com

If to the Holder:	[•]
Attention: [•]
E-mail: [•]

with a copy (which shall not constitute effective notice) to:
[•]
	Attention:	[•]
	Facsimile:	[•]
	E-mail:	[•]

Section 16.                                   Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant Certificate are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

Section 17.                                   Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant Certificate would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction. The Holder and the Company further acknowledge and agree that (i) sums payable hereunder, including in respect of Additional Compensation or the Redemption Amount, are meant to be treated as liquidated damages and not penalties, (ii) the amount of loss or damages likely to be incurred by the Holder as a result of the Company’s breach of any its obligations hereunder is incapable or is difficult to precisely estimate, (iv) the amounts payable hereunder (and calculations in respect thereof) are reasonable and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (v) the parties hereto are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

Section 18.                                   Entire Agreement. This Warrant Certificate constitutes the sole and entire agreement of the parties to this Warrant Certificate with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 19.                                   Successor and Assigns.  This Warrant Certificate and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a “Holder” for all purposes hereunder.

Section 20.                                   No Third-Party Beneficiaries.  This Warrant Certificate is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant Certificate.

Section 21.                                   Headings. The headings in this Warrant Certificate are for reference only and shall not affect the interpretation of this Warrant Certificate.

Section 22.                                   Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant Certificate may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Holder. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant Certificate shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 23.                                   Severability. If any term or provision of this Warrant Certificate is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant Certificate or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 24.                                   Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

Section 25.                                   Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant Certificate or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 26.                                   Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT CERTIFICATE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS WARRANT CERTIFICATE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 27.                                   Counterparts. This Warrant Certificate may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Warrant Certificate delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Certificate.

Section 28.                                   No Strict Construction. This Warrant Certificate shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant Certificate on the Issue Date.

KADMON HOLDINGS, LLC

By
Name:
Title:

Accepted and agreed,

[•]

By
Name:
Title: